EXHIBIT 99.1
For Immediate Release

Contact:	Mike Morache – President and CEO
Larry Betterley – Sr. VP and CFO
Steve Schuster – VP and Treasurer
952.832.1000
PLATO Learning, Inc. Reports Fiscal Third Quarter 2006 Results
Orders Increase, Strategic Shift to Subscription Products Accelerates
MINNEAPOLIS, MN – August 31, 2006 – PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K–adult computer-based and e-learning solutions, today announced revenues for its third quarter ended July 31, 2006, totaling $23.5 million. This was a 25% decrease versus the $31.2 million reported for the comparable period of fiscal 2005. However, U.S. orders booked in the third quarter 2006 grew 6% over the same period in 2005 to $34.4 million. The Company has made a strategic change toward delivering its products on a subscription basis via the Internet. This has resulted in a shift in order mix from perpetual license sales to subscription sales. This shift is the primary cause of the revenue reduction, as revenue for subscription sales is recognized over the term of the subscription period, whereas revenue for perpetual license sales is typically recognized upfront upon delivery.
Mike Morache, President and CEO said, “Our sales organization is relatively new, but productivity improved significantly, resulting in U.S. order growth of 114% from second quarter of this year and 6% growth over last year’s third quarter. Our strategy to transform the business by delivering our solutions on a subscription basis over the Internet is happening rapidly, as evidenced by the acceleration of sales from perpetual to subscription license products. In fact, subscription orders more than doubled over third quarter last year. As a result, deferred revenue grew to $39.1 million, which is 35% greater than the end of second quarter this year and near October 31 and July 31, 2005 balances. Cash and marketable securities remained strong at $31.7 million and we have delivered positive Adjusted EBITDA (EBITDA adjusted for impairment, restructuring and other charges, and stock based compensation, a non-GAAP measure) of $7.6 million over the trailing 12 month period.”
Net loss for the third quarter of 2006 was $(1.8) million, or $(0.08) per share, as compared to a net loss of $(0.3) million, or $(0.01) per share, for the same period of 2005. Net loss, excluding restructuring and other charges (a non-GAAP measure), was $(0.1) million, or $(0.00) per share for the third quarter of 2005. The increase in net loss was primarily driven by the shift in order mix and resulting decline in revenue, with much of the effect offset by a decrease in costs. Adjusted EBITDA for the quarter was $2.0 million, compared to $4.9 million in third quarter 2005.
Gross margin was 58.4% for the third quarter versus 60.8% in the third quarter of 2005. The lower gross margin was primarily driven by a decrease in high gross margin license fee revenues, substantially offset by cost reductions, especially in cost of services, and lower depreciation, amortization and royalty expenses. Operating expenses, excluding restructuring and other charges, declined 17% for the quarter from the comparable period in 2005. The decrease resulted from cost reduction initiatives, primarily in sales, marketing, general and administrative expenses, and from lower variable costs as a result of lower revenues.

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“We continued to control costs, offsetting much of the net loss effect of lower revenue on the quarter and all of the effect year-to-date, even though we incurred about $1.0 million of stock based compensation so far this year. We accomplished this while spending aggressively on product development and delivering several new products during the quarter: Straight Curve™ Mathematics for grades 3-5, eight new PLATO® Courses, and our new Internet based management system called PLATO Learning Environment™. More than 80% of our courses and content will be available on the new PLATO Learning Environment by the end of October 2006,” said Morache.
Revenues for the nine months ended July 31, 2006, were $66.9 million, a 24% decrease from 2005. Net loss for the period was $(10.9) million, or $(0.46) per share, compared to a net loss of $(13.8) million, or $(0.59) per share in 2005. Net loss, excluding restructuring and other charges, was $(10.5) million, or $(0.44) per share for the nine months ended July 31, 2006, compared to $(10.7) million, or $(0.46) per share in 2005. The revenue decline was primarily the result of the change in order mix and to a lesser extent an 11% reduction in U.S. orders year-to-date from 2005. The effect of the revenue decline on net loss was more than offset by reductions in cost.
The Company’s previous guidance was an increase in U.S. orders in the second half of fiscal year 2006 over 2005 and a revenue decrease of at least 15% to 20% for the full fiscal year 2006 from 2005, with an expected net loss at that revenue range of $(6.5) million to $(11.5) million, excluding restructuring and other charges. The Company’s U.S. orders increased by 6% in the third quarter 2006 over 2005 and fourth quarter orders are expected to increase as well over the 2005 amount of $33.1 million. The mix of the orders, however, is accelerating more rapidly towards subscription license products, for which revenue is recognized over time, rather than perpetual license products, for which revenue is typically recognized up-front upon delivery. These factors are expected to result in an increase in cash and marketable securities and deferred revenue balances during the fourth quarter from the end of third quarter 2006. Revenues for the full fiscal year 2006 are now are expected to decline to a range of $91.0 million to $96.0 million. The expected net loss, excluding impairment, restructuring and other charges, of this revenue range is approximately $(9.0) million to $(13.0) million, compared to $(8.5) million in 2005, as cost reductions will offset much of the effect of the lower revenues. Actual results, however, could vary significantly from these expected results depending on the level of orders and the mix of subscription and perpetual license orders actually achieved, which is difficult to predict during this period of transition toward subscription products.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release exclude the impact of impairment, restructuring and other charges on PLATO Learning’s operating results, as well as present Adjusted EBITDA. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may not be computed the same as similarly titled measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning’s management views these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to PLATO Learning’s historical operating results and comparisons to competitors’ operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement, because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

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Quarterly Conference Call
A conference call to discuss this announcement is scheduled for today at 3:45 p.m. (Central Daylight Savings Time). The dial-in number for this call is 1-888-428-4480 in the U.S. and Canada, and 1-612-332-0226 internationally. Please call 10 minutes prior to the start of the call and inform the operator you are participating in PLATO Learning’s call. Should you be unable to attend the live conference call, a recording will be available to you from 8:15 p.m. (Central Daylight Savings Time) on August 31, 2006, until midnight on September 7, 2006. To access the recording, call 1-800-475-6701 in the U.S. and Canada and 1-320-365-3844 internationally. At the prompt, enter pass code number 824939.
Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s website at http://www.plato.com/aboutus/investor_calls.asp.
About PLATO Learning
PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ. PLATO Learning educational software delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K–12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.
PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952. 832.1000 or 800.869.2000. The Company has offices throughout North America as well as international distributors in the United Kingdom and South Africa. For more information, please visit http://www.plato.com.
This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2005. Actual results may differ materially from anticipated results.
PLATO is a registered trademark of PLATO Learning, Inc. Straight Curve and PLATO Learning are trademarks of PLATO Learning, Inc. PLATO, Inc., is a PLATO Learning, Inc. Company.

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PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2006	2005	2006	2005
Revenues:
License fees	$11,689	$18,604	$27,658	$45,905
Subscriptions	4,373	4,400	12,783	13,450
Services	7,394	8,235	26,476	28,768

Total revenues	23,456	31,239	66,917	88,123

Cost of revenues:
License fees	4,051	4,858	9,705	13,505
Subscriptions	1,539	1,780	6,436	6,235
Services	4,174	5,595	13,436	19,168

Total cost of revenues	9,764	12,233	29,577	38,908

Gross profit	13,692	19,006	37,340	49,215

Operating expenses:
Sales and marketing	9,539	11,520	28,849	38,256
General and administrative	4,064	5,141	13,026	14,193
Product maintenance and development	1,210	1,227	3,974	3,920
Amortization of intangibles	904	1,075	2,806	3,247
Restructuring and other charges	21	200	360	3,121

Total operating expenses	15,738	19,163	49,015	62,737

Operating loss	(2,046)	(157)	(11,675)	(13,522)
Other income (expense):
Interest income	378	251	1,249	631
Interest expense	(5)	(46)	(32)	(89)
Other, net	32	(209)	21	(362)

Loss before income taxes	(1,641)	(161)	(10,437)	(13,342)
Income tax expense	150	150	450	450

Net loss	$(1,791)	$(311)	$(10,887)	$(13,792)

Loss per share:
Basic and diluted	$(0.08)	$(0.01)	$(0.46)	$(0.59)

Weighted average common shares outstanding:
Basic and diluted	23,701	23,490	23,668	23,325

Note: Amounts previously reported in 2005 as other revenues and other cost of revenues were reclassified to license fees and services to conform to the 2006 classification. The reclassifications had no effect on previously reported 2005 total revenues, total cost of revenues, or gross profit.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	July 31,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$30,223	$46,901
Marketable securities	1,507	213
Accounts receivable, net	21,403	22,768
Inventories	2,025	4,026
Other current assets	5,540	6,351

Total current assets	60,698	80,259
Equipment and leasehold improvements, net	5,484	5,711
Product development costs, net	22,975	14,753
Goodwill	71,865	71,865
Identified intangible assets, net	18,794	22,505
Other long-term assets	1,999	2,235

Total assets	$181,815	$197,328

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,873	$2,938
Accrued compensation	6,784	7,772
Accrued liabilities	5,955	8,933
Deferred revenue	31,678	35,218

Total current liabilities	46,290	54,861
Long-term deferred revenue	7,440	5,213
Deferred income taxes	2,381	1,931
Other long-term liabilities	211	496

Total liabilities	56,322	62,501

Stockholders’ equity:
Common stock	237	236
Additional paid-in capital	167,931	166,295
Treasury stock at cost	(205)	(205)
Accumulated deficit	(41,424)	(30,537)
Accumulated other comprehensive loss	(1,046)	(962)

Total stockholders’ equity	125,493	134,827

Total liabilities and stockholders’ equity	$181,815	$197,328

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended
	July 31,
	2006	2005
Operating activities:
Net loss	$(10,887)	$(13,792)

Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	450	450
Amortization of capitalized product development costs	5,443	5,521
Amortization of identified intangible and other long-term assets	3,961	6,318
Depreciation and amortization of equipment and leasehold improvements	1,848	2,637
Provision for doubtful accounts	164	1,291
Stock-based compensation	1,038	39
Gain on sale of marketable securities	(37)	—
Loss on disposal of equipment	61	65
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	1,201	12,093
Inventories	2,001	(2,514)
Other current and long-term assets	790	(410)
Accounts payable	(1,065)	(1,902)
Other current and long-term liabilities	(4,238)	(150)
Deferred revenue	(1,313)	(9,629)

Total adjustments	10,304	13,809

Net cash (used in) provided by operating activities	(583)	17

Investing activities:
Capitalized internal product development costs	(10,665)	(7,906)
Purchased product development	(3,000)	—
Purchases of equipment and leasehold improvements	(1,682)	(1,450)
Purchases of marketable securities	(4,250)	(9,266)
Sales of marketable securities	229	4,559
Maturities of marketable securities	2,750	20,985

Net cash (used in) provided by investing activities	(16,618)	6,922

Financing activities:
Net proceeds from issuance of common stock	670	2,271
Repayments of capital lease obligations	(84)	(185)

Net cash provided by financing activities	586	2,086

Effect of currency exchange rate changes on cash and cash equivalents	(63)	666

Net (decrease) increase in cash and cash equivalents	(16,678)	9,691
Cash and cash equivalents at beginning of period	46,901	29,235

Cash and cash equivalents at end of period	$30,223	$38,926

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)
Sales Order Information ($000s)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2006	2005	% Change	2006	2005	% Change
Order Value:
License fees	$13,219	$17,087	-23%	$28,417	$42,229	-33%
Subscriptions	10,932	5,224	109%	16,319	10,226	60%
Services	10,226	10,080	1%	21,972	22,598	-3%

	$34,377	$32,391	6%	$66,708	$75,053	-11%

Percent of Total Order Value:
License fees	38%	53%		43%	56%
Subscriptions	32%	16%		24%	14%
Services	30%	31%		33%	30%

	100%	100%		100%	100%

Reconciliation of GAAP Loss Per Share to Non-GAAP Loss Per Share
Before Restructuring and Other Charges

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
($000’s, except per share amounts)	2006	2005	2006	2005
Net loss, as reported	$(1,791)	$(311)	$(10,887)	$(13,792)
Restructuring and other charges	21	200	360	3,121

Net loss before restructuring and other charges	$(1,770)	$(111)	$(10,527)	$(10,671)

Loss per share (basic and diluted):
Loss per share, as reported	$(0.08)	$(0.01)	$(0.46)	$(0.59)
Restructuring and other charges	0.01	0.01	0.02	0.13

Loss per share before restructuring and other charges	$(0.07)	$—	$(0.44)	$(0.46)

Weighted average common shares outstanding:
Basic and diluted	23,701	23,490	23,668	23,325

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
Before Restructuring and Other Charges ($000’s)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2006	2005	% Change	2006	2005	% Change
Total operating expenses	$15,738	$19,163	-18%	$49,015	$62,737	-22%
Restructuring and other charges	(21)	(200)		(360)	(3,121)

Operating expenses before restructuring and other charges	$15,717	$18,963	-17%	$48,655	$59,616	-18%

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(EBITDA excluding impairment, restructuring and other charges, and stock-based compensation)
($000’s)

					Twelve
					Months
					Ended
					July 31,
	Q3-2006	Q2-2006	Q1-2006	Q4-2005	2006
Net loss	$(1,791)	$(5,899)	$(3,197)	$(13,895)	$(24,782)
Income taxes	150	150	150	410	860
Interest, net	(373)	(400)	(444)	(394)	(1,611)
Depreciation and amortization	3,766	3,894	3,592	4,374	15,626
Impairment charges	—	—	—	13,194	13,194
Restructuring and other charges	21	259	80	2,904	3,264
Stock-based compensation	222	480	316	—	1,018

Adjusted EBITDA	$1,995	$(1,516)	$497	$6,593	$7,569

					Twelve
					Months
					Ended
					July 31,
	Q3-2005	Q2-2005	Q1-2005	Q4-2004	2005
Net earnings (loss)	$(311)	$(2,954)	$(10,527)	$2,213	$(11,579)
Income taxes	150	150	150	1,580	2,030
Interest, net	(205)	(140)	(197)	(112)	(654)
Depreciation and amortization	5,074	4,585	4,984	4,481	19,124
Restructuring and other charges	200	632	2,289	—	3,121
Stock-based compensation	—	39	—	—	39

Adjusted EBITDA	$4,908	$2,312	$(3,301)	$8,162	$12,081